UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2023

PHX MINERALS INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31759	73-1055775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1320 South University Drive Suite 720
Fort Worth, Texas		76107
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (405) 948-1560

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01666 par value	PHX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 31, 2023, the Board of Directors of PHX Minerals Inc. (the “Company”) designated Chad D. True, the Company’s current Vice President of Accounting and Assistant Corporate Secretary, as the Company’s “principal accounting officer,” as such term is used in Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Mr. True, age 37, has served as the Company’s Vice President of Accounting and Assistant Corporate Secretary since January 2022 and as Director of Accounting and Assistant Corporate Secretary from May 2020 through December 2021. Prior to joining the Company, he held various audit and accounting positions at Grant Thornton LP, Tiptop Oil & Gas and Wexford Capital LP and has more than 14 years of accounting experience. Mr. True graduated from Oklahoma State University with a Bachelor of Science in Accounting and a Masters of Accountancy, and he is also a certified public accountant.

There are no family relationships between Mr. True and any of the Company’s other directors or executive officers. There are no arrangements or understandings between Mr. True and any other person pursuant to which Mr. True was designated the Company’s principal accounting officer. There are no related party transactions between the Company and Mr. True that would require disclosure under Item 404(a) of Regulation S-K under the Exchange Act. No new compensatory plan, contract or arrangement was entered into with, and no new award was granted to, Mr. True in connection with his designation as principal accounting officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 1, 2023	By:	/s/ Chad L. Stephens
Chad L. Stephens President and Chief Executive Officer